EXHIBIT 32

Nabi Biopharmaceuticals

SECTION 1350 CERTIFICATION

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s report on Form 10-K for the year ended December 29, 2007 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 29, 2007 and the results of operations of the Company for the year ended December 29, 2007.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: February 28, 2008		/s/ Rafaat E.F. Fahim, Ph.D.
	Name:	Rafaat E.F. Fahim, Ph.D.
	Title:	Chief Executive Officer, President and Director

Date: February 28, 2008		/s/ Jordan I. Siegel
	Name:	Jordan I. Siegel
	Title:	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer